Transfer/Assignment and Agreement to Operate
       Hangzhou American Flavors Dairy Products Joint Venture Project

      1. Introduction. This Agreement is made this 3rd day of September, 1997, by and between American Flavors China (AFC), a Delaware corporation having a principal place of business at 1007 Chestnut Street, Newton, Massachusetts 02164 and China Peregrine Food Corporation (CPFC), a Delaware corporation having a principal place of business at 777 South Flagler Drive, Suite 1113, Phillips Point, West Tower, West Palm Beach, Florida 33401.

      2. Considerations. The following facts and events have been duly considered by the parties in entering into this Agreement:

      2.1 American Flavors China (AFC) presently holds and enjoys 52% of the joint venture rights in and to a certain joint venture contract entered into with Hangzhou Dairy Complex, dated July 25, 1993 (the Joint Venture Contract), with respect to a joint venture business known as Hangzhou Meilijian Dairy Products Co., Ltd. (Hangzhou Meilijian) in the People's Republic of China (the Joint Venture Project).

      2.2. CPFC presently operates its own joint venture business in the People's Republic of China (PRC) under the auspices of certain agreements with China Peregrine Enterprises, Limited.

      2.3. CPFC presently has 6,780,000 shares of its capital stock (common and preferred) issued and outstanding and has granted warrants to certain investors and stock options to certain key personnel for an additional 3,980,553 shares of its capital stock.

      2.4. AFC desires to assign and transfer of all of its right title and interest in the Joint Venture Contract to CPFC in exchange for an equity position in CPFC.

      2.5. The provisions of this Agreement which provide for the transfer and assignment of the rights of AFC to CPFC are subject to approval by the Hangzhou Meilijian Board of Directors, in accordance with Article 13 of the Joint Venture Contract, and the Hangzhou Foreign Economic and Trade Commission and any other appropriate governmental agency of the People's Republic of China.

      2.6. While the parties to this Agreement anticipate approval of the transfer and assignment provided herein by the parties to the Joint Venture Contract, and while the parties to this Agreement are awaiting approval of the transfer and assignment by the appropriate governmental agency of the People's Republic of China, said parties are unsure of the time frame within which such approval may be effected.

      2.7. Notwithstanding the foregoing, the participants to the Joint Venture Project desire to continue to move the project forward in accordance with the Joint Venture Contract during the interim period subsequent to the execution of this Agreement and prior to the approval of the transfer and assignment herein by the parties to the Joint Venture Contract and prior to the final governmental approval of the transfer and assignment of AFC's rights in said Joint Venture Contract to CPFC.

      2.8. The parties acknowledge and agree that, in order to achieve the goals set forth herein, an interim restructure of the operational aspects of the rights to the Joint Venture Contract is necessary and, accordingly, agree as follows.

      3. Basic Agreement. In consideration of the mutual promises contained in this Agreement, the parties agree to the following:

      3.1. Transfer and Assignment. CPFC hereby purchases the entire interests of AFC in and to the Joint Venture Contract and AFC hereby transfers and assigns such interests to CPFC; in full consideration for the aforesaid transfer and assignment, CPFC forthwith shall direct its Stock Transfer Agent to issue 870,279 shares of the common stock of CPFC to AFC and CPFC hereby grants options for 235,406 shares of the common stock of CPFC to AFC at the option price of $1.00 per share, said options to expire five (5) years subsequent to the commencement of the public trading of the common stock of CPFC, all as provided in a certain Option Agreement by and between the parties hereto executed contemporaneously herewith, attached as Schedule A;

      a. Assignee Assumes Duties and Obligations. By the acceptance of this assignment, CPFC assumes the performance of all of AFC's duties and obligations under the Joint Venture Contract and will hold AFC harmless from any liability or loss resulting from the performance or nonperformance of such duties and obligations as are set forth and defined in the Joint Venture Contract.

      b. Assumption of Contracts by CPFC. Upon the execution of this Agreement, CPFC will assume all contracts, if any, entered into by AFC in the course of the business of the Joint Venture project that remain executory and that are described in Schedule B attached to this Agreement and made part of it. Except with respect to a certain contract entered into by and between AFC and Evergreen, Inc. (Evergreen), AFC will indemnify CPFC against any loss incurred by CPFC by reason of AFC's breach of any such contract. CPFC will indemnify AFC against any loss incurred by AFC by reason of CPFC's breach of any such contract following the execution of this Agreement.

      c. Title Passing/Closing. Upon the execution of this Agreement by all parties and payment of the purchase price by CPFC to AFC in accordance
with Paragraph 3.1    herein, this transaction shall be deemed closed and
CPFC shall have title to and possession of AFC's right, title and interest in and to the Joint Venture Contract.

      d. Management. Upon the execution of this Agreement, CPFC shall have the right to appoint three (3) directors to the Board of Directors of Hangzhou Meilijian Dairy Products Co., Ltd., and to name one of said directors Chairman; in addition, CPFC shall have the right to appoint, as its representative, a Deputy General Manager of the Joint Venture Project, subject to the terms and conditions of any contract existing between such present Deputy General Manager and Hangzhou Meilijian.

      e. Upon the closing of the transaction contemplated herein, and provided that CPFC shall have obtained directors' and officers' insurance, Florence Sender shall be elected to the Board of Directors of CPFC to serve at least one term as a director.

      3.2 Agency Agreement. AFC, as Principal, hereby appoints CPFC Principal's exclusive Agent for the performance of all acts required of Principal, and in the name of Principal, under the Joint Venture Contract. Agent accepts the appointment.

      a. The agency shall begin on the date of this agreement and continue until terminated in accordance with the provisions of this Agreement.

      b. In furtherance of the agency, Agent undertakes performance of all duties and obligations of Principal under and pursuant to the Joint Venture Contract, for the purpose of developing manufacturing and distribution of food products in the People's Republic of China.

      c. As full remuneration for Agent's services, Agent shall be entitled to any and all profit or other remuneration to which Principal is entitled under the Joint Venture Contract.

      d. Unless earlier terminated by the mutual agreement of the parties to this Agreement, the term of this Agreement shall be until the transfer and assignment of AFC's rights to the Joint Venture Contract to CPFC is approved by the Hangzhou Foreign Economic and Trade Commission and any other appropriate governmental agency of the People's Republic of China, at which time the provisions of this Paragraph shall 3.2 terminate and be of no further force or effect. In the event that such approval is not obtained, the parties hereto agree that the agency created hereby shall continue to exist coterminous with the Joint Venture Contract.

      e. This Agreement does not constitute an agreement for a partnership or joint venture between Principal and Agent. All expenses and costs incurred by Agent in meeting Agent's obligations under this Agreement shall be solely those of Agent, and Principal shall not be liable for their payment. Agent can make no commitments with third parties that are binding upon Principal without Principal's written consent, and Agent in no way shall hold Agent out as having that power.

      f. This Agreement is personal to both Principal and Agent, and neither party can assign or delegate any rights or duties arising hereunder to a third party, whether by contract, will, or operation of law, without the prior written consent of the other party to this agreement; any attempt to do so shall be void.

      3.3.  Assumption of Obligations.

      a. As a covenant separate from the aforesaid Agency Agreement, CPFC hereby assumes all of the duties and obligations, financial and otherwise, of AFC under, pursuant to and resulting from the Joint Venture Contract; in consideration of the covenant contained in this Paragraph 3.3 a., CPFC shall be entitled to any and all profit or other remuneration to which AFC is entitled under the Joint Venture Contract.

      b. In addition, CPFC shall pay to AFC the amount of $240,000 (US), which shall be payable by CPFC to AFC four (4) months subsequent to the approval of the transfer and assignment provided for herein by the Hangzhou Meilijian Board of Directors, provided, however:

      (i) that should the Board of Directors of CPFC determine that such payment would impair the ability of CPFC to meet its operational obligations, then such payment, at the option of CPFC, may be deferred for an additional twelve (12) months, during which time the aforesaid obligation shall accrue interest at the rate of eight percent (8%) per annum; and

      (ii) that CPFC, at its option and in its sole discretion, in lieu of making payments directly to AFC as set forth above, shall have the right to issue a joint check or draft in payment of this obligation to AFC and Evergreen in satisfaction of a certain debt owed by AFC to Evergreen in connection with a certain packing machine delivered by Evergreen to Hangzhou Meilijian Dairy Products Co., Ltd.; should the amount of said joint check or draft amount to less than $240,000, CPFC shall remain indebted to AFC for the balance of such $240,000.00, pursuant to this paragraph, but in an amount less the amount of such joint check or draft; and

      (iii) that, in consideration of such payment by CPFC, AFC hereby assigns and transfers to CPFC all of its rights and interest to receive and collect from Hangzhou Meilijian Dairy Products Co., Ltd. the aforesaid obligation owing to AFC in the amount of $240,000 (US); and

further provided:

      (iv) that, CPFC agrees to pay AFC all or part of the obligation set forth in paragraph 3.3.b. herein, as appropriate, promptly upon its receipt of monies from Hangzhou Meilijian, to the extent of the amount of such monies received.

      4.  Ratification of Terms of Agreement/Option To Void Agreement.

      4.1. This Agreement, and each and every part hereof, is subject to and conditioned upon the written approval, adoption and ratification of the terms and conditions of this Agreement by the Board of Directors of AFC and the Board of Directors and Shareholders of AFC's corporate parent, America China Enterprises, Inc. (ACE).

      4.2. This Agreement shall terminate and be null and void, in the event:

      a. that the written approval, adoption and ratification of the terms and conditions of this Agreement by the Board of Directors of AFC and the Board of Directors and Shareholders of AFC's parent ACE, not be obtained after the duly authorized solicitation of respective shareholders and directors has been made; or

      b. that the assignment and transfer of the interests to the Joint Venture Contract as provided herein not be approved by the Board of Directors of Hangzhou Meilijian in accordance with Article 13 of the Joint Venture Contract by October 15, 1997, or such extended date as may be mutually agreed upon, in writing, by the parties hereto.

      Upon such termination, all common stock received by AFC and stock options granted to AFC pursuant to this Agreement shall be retired and canceled by CPFC and any certificates for such stock issued by CPFC to AFC shall returned by AFC to CPFC within three (3) business days of such termination. Except as provided in this subparagraph, upon such termination, neither party to this Agreement shall have any further rights or obligations under or pursuant to this Agreement nor shall AFC have any claim or right to any equity or other interest to or in CPFC. Upon such termination, CPFC agrees to execute all documents appropriate and necessary to retransfer the Joint Venture Contract interests described herein to AFC.

      5.  Representations and Warranties of AFC.

      The parties hereto understand and agree that representations and warranties made by the parties herein with respect to the conditions and activities of the respective Chinese companies in which each is involved pursuant to a joint venture contract are made by the parties in the context of the Chinese business environment extant in the People's Republic of China. As such, there can be no assurance that the sources from which information is provided concerning such joint ventures are wholly reliable. Official statistics also may be produced on a basis different to that used in Western countries. Any of the representations and warranties contained herein therefore must be subject to some degree of inherent uncertainty due to doubts about the reliability of available information from and with regard to the respective joint ventures. Subject to the foregoing, to induce CPFC to enter into this Agreement, AFC represents and warrants the following:

      5.1.  General Representations.

      a. AFC has in all material respects complied with and is now in all material respects in compliance with, all laws and regulations applicable to AFC or the assets subject of this Agreement or the operation of the Joint Venture business, and no material capital expenditures will be required in order to ensure continued compliance therewith. Except for permits or other licenses already held by AFC or Hangzhou Meilijian Dairy Products Co., Ltd., and the approval of the transfer and assignment provided for herein, to the best of AFC's knowledge, no other permit, license, order or approval of any authority is material to or necessary for the conduct of the Joint Venture business or AFC's participation therein.

      b. To the best of AFC's knowledge, there are no pending or threatened or anticipated proceedings by or before any authority which involve new special assessments, special assessment districts, bonds, taxes, condemnation action, eminent domain actions, laws or regulations or similar matters which, if instituted, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business or other prospects of the Joint Venture, the value or utility of the assets transferred and assigned hereby, or AFC's ability to consummate the transactions contemplated herein.

      c. To the best of AFC's knowledge, there is no fact which AFC has not disclosed to CPFC which reasonably could be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations, properties or prospects of AFC or the Joint Venture, the value or utility of the assets transferred and assigned hereby, or the ability of AFC to consummate the transactions contemplated herein.

      5.2. Representations and Warranties of AFC With Respect to the Joint Venture.

      a. Joint Venture Duly Organized. Hangzhou Meilijian Dairy Products Co., Ltd. is a limited liability company organized in accordance with the laws of the People's Republic of China and, in accordance with its Business License issued October 25, 1993, is authorized to engage in the business of the manufacture and sale of milk products, fruit juice and ice cream.

      b. Joint Venture Interest Properly Issued. AFC's interest in the Joint Venture Project has been properly issued and approved by the appropriate authorities in the People's Republic of China.

      c. Joint Venture Interest Free of Liens or Encumbrances. AFC has full, complete, and absolute title to 52% of the issued and outstanding Joint Venture interests, free of any liens, encumbrances, or agreements of any kind, except the Joint Venture Contract and the Articles of Association for Hangzhou Meilijian Dairy Products Co., Ltd.

      d. Hangzhou's Financial Condition. There is attached to this Agreement as Schedule C and made a part of it the most recent financial statements of Hangzhou Meilijian Dairy Products Co., Ltd. consisting of a balance sheet as of July 31, 1997 and an income statement for the period ended July 31,1997. There have been no changes in Hangzhou Meilijian's financial condition as set out in the balance sheet between the date of the balance sheet and the date of this Agreement except for those changes that will normally occur in the regular course of Hangzhou's business. No dividends, distributions, changes in salaries, payments of profit sharing or deferred compensation have been made since the date of the financial statement fully described above.

      e. No Suits Pending or Imminent. With the exception of the anticipated litigation discussed in the Coopers & Lybrand "Financial Due Diligence Review Report - July 1997" with respect to Hangzhou Meilijian, to the best of AFC's knowledge, there are no actions at law or equity or administrative proceedings pending against Hangzhou or in which Hangzhou is a plaintiff, defendant, petitioner, or respondent. Hangzhou does not propose to commence an action at law or equity or an administrative proceeding in which it will be a plaintiff or petitioner. There are no actions at law or equity or administrative proceedings pending in which it is anticipated that Hangzhou will join or be joined as a party.

      f. No Dividends. The Board of Directors of Hangzhou have not declared any dividends since the date of the financial statements attached to this Agreement.

      g. No Salary Increases; No New Employees. From the date of this Agreement to the approval of this Agreement by the Board of Directors of Hangzhou Meilijian, AFC will not consent to any increase in any employee's salary or the hire of any new management or executive level employee.

      h. Officers and Directors. From the date of this Agreement to the approval of this Agreement by the Board of Directors of Hangzhou Meilijian, AFC will not elect any other directors or appoint any other officers, except as CPFC may direct in writing.

      i. Joint Venture Obligations. Except as set forth on Schedule D, attached hereto, to the best of AFC's knowledge, all obligations and requirements of the participants in the Joint Venture Contract have been satisfied by the appropriate respective parties; no party to the Joint Venture Contract is in default or breach of any of the provisions of said Contract.

      j. Execution of Consents. AFC agrees to obtain and deliver to CPFC any and all appropriate shareholder and director consents in connection with this transaction upon request of CPFC.

      5.3.  Representations and Warranties of AFC With Respect to Its
Condition.

      a. Company Duly Organized. AFC is a corporation organized in accordance with the laws of the State of Delaware and, in accordance with its Articles of Incorporation, is authorized to engage in the business of holding an interest in the Joint Venture project.

      b.  Company in Good Standing.   AFC is in good standing.  All taxes
currently due, including but not limited to income, trust, franchise, sales and excise taxes, have been paid. There are no pending actions or proceedings to limit or impair AFC's power to engage in business or to dissolve AFC.

      c. No Suits Pending or Imminent. There are no actions at law or equity or administrative proceedings pending against AFC or in which AFC is a plaintiff, defendant, petitioner, or respondent, which could have a material adverse impact upon the asset being transferred hereunder.

      d. Tax Matters. Within the times and in the manner prescribed by law, AFC has filed all tax returns which AFC is required to file, has paid or provided for all taxes shown thereon to be due an owing by it, and has paid or provided for all deficiencies or other assessments of taxes, interest, or penalties owed by it; no taxing authority has asserted, or will successfully asserted, any claim for the assessment of any additional taxes of any nature with respect to any periods covered by any such tax returns. All taxes which are required to be withheld or collected by AFC have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority or properly segregated or deposited as required by law. Each tax return filed by AFC fully and accurately reflects its liability for taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to it future liability for taxes, including the tax bases of its properties and assets. The provisions for taxes payable reflected in the financial statements are fully adequate and correct.

      In addition, with respect to tax matters of AFC:

      (i) No audit of any tax return of AFC is in progress, or to the knowledge of the Seller or AFC, threatened or anticipated;

      (ii) No issues have been raised with AFC by any taxing authority which are currently pending in connection with any tax returns. No material issues have been raised in any examination by any taxing authority with respect to AFC which, by application or similar principals, reasonably could be expected to result in a proposed deficiency for any other period not so examined.
             There are no unresolved issues or unpaid deficiencies relating to any such examination;

      (iii) AFC is not subject to any partnership, joint venture or other arrangement which is treated as a partnership for federal or state income tax purposes;

      6.  Indemnification.

      6.1. Subject to the limitations set forth in paragraph 6.6 herein, AFC agrees to indemnify and hold CPFC harmless from and against all liability, loss, damage and other claims arising directly or indirectly from AFC's breach of its representations of ownership set forth in paragraph 5.2.c herein.

      6.2. Subject to the limitations set forth in paragraph 6.6 herein, each party to this Agreement will indemnify and hold harmless the other party by reason of any loss, including attorneys fees, suffered as a result of the failure of such party to satisfy and perform the terms and conditions and obligations of this Agreement or the material breach by such party of any of its representations and warranties contained herein. This paragraph does not apply to the actions of others that are not within the control of a party to which this indemnification provision applies, insofar as the ability of such party to satisfy the terms and conditions and obligations of this Agreement are dependent upon such actions of others.

      6.3. Subject to the limitations set forth in paragraph 6.6 herein, AFC will indemnify and hold harmless CPFC with respect to any claim asserted against CPFC involving a debt or obligation of AFC not specifically assumed by CPFC hereunder, excluding the obligation of AFC to Evergreen referenced in paragraph 3.3.b.(ii) herein.

      6.4. Satisfaction of indemnification Obligations. If a party hereto receives notice of any claim or other commencement of any action or proceeding with respect to it as to which the other party to this Agreement is obligated to provide indemnification pursuant to paragraphs 6.1, 6.2 or
6.3 herein , the party receiving such notice promptly shall give the other party written notice thereof, which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

      6.5. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnitor at its sole cost and expense may, upon written notice to the Indemnitee, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnitee) if it acknowledges to the Indemnitee in writing its obligations to indemnify Indemnitee with respect to all elements of such claim. Indemnitee shall be entitled to participate in the defense of any such action, with its counsel and at its own expense; provided, however, that if Indemnitee, in its sole discretion, determines that there exists a conflict of interest between it and the Indemnitor, Indemnitee shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnitor, but in no event shall the Indemnitor be liable to pay for the costs and expenses of more than one such separate counsel. If the Indemnitor does not assume the defense of any such action or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation, after giving notice of same to Indemnitor, on such terms as Indemnitee may deem appropriate, and Indemnitor shall be entitled to participate in (but not control) the defense of such action with his counsel and at his own expense. If Indemnitor thereafter seeks to question the manner in which Indemnitee defended such third party claim or the amount or nature of any such settlement, Indemnitor shall have the burden to prove by a preponderance of the evidence that Indemnitee did not defend or settle such third party claim in a reasonably prudent manner. Notwithstanding the foregoing, however, Indemnitee shall in all cases be entitled to control the defense of any action if it:

      a. may result in injunctions or other equitable remedies in respect of Indemnitee or the business of Hangzhou Meilijian;

      b. may result in liabilities which, taken with other than existing claims by Indemnitee under Indemnitor's indemnification obligations, would not be fully indemnified hereunder;

      c. may have an adverse impact on the business of the Indemnitee or Hangzhou Meilijian or the financial condition of same (including an effect on the tax liabilities, earnings, or ongoing business relationships) even if Indemnitor pays all indemnification amounts in full.

      6.6. Limitation of Indemnification. The provisions of this indemnification agreement shall be subject to and limited by the following:

      a. The maximum amount which any party, as indemnitor, shall be required to pay to the other party, as Indemnitee, shall be limited to $1,800,000.00, inclusive of all costs and expenses, including attorneys fees; and

      b. The obligation to indemnify created herein shall be applicable and limited to an indemnifiable loss, damage or claim, as described in paragraphs 6.1, 6.2 and 6.3 herein:

          a. for which a notice of claim is made by an Indemnitee against an indemnitor hereunder within the two (2) year period commencing with the approval of the assignment and transfer of the interests to the Joint Venture Contract as provided herein by the Board of Directors of Hangzhou Meilijian in accordance with Article 13 of the Joint Venture Contract. Such a notice of claim shall be deemed made on the date of the delivery or the mailing of same by the Indemnitee to the indemnitor at its last known address; and

          b.  which indemnifiable loss, damage or claim exceeds $5,000.00.

      6.7. Right to Offset. The provisions of Paragraph 3.3.b. herein shall be subject to the CPFC's right to offset credits to CPFC by reason of AFC's indemnification obligations under the preceding indemnification paragraph. The right of offset provided herein is subject to the condition that:

      a. CPFC gives written notice to the AFC of the occurrence or existence of an indemnifiable event;

      b. AFC fails to remedy, resolve or remove the charge/loss or anticipated charge/loss against CPFC resulting from such event within ninety (90) days of AFC's receipt of such notice.

      7. Representations and Warranties of CPFC. The parties hereto understand and agree that representations and warranties made by the parties herein with respect to the conditions and activities of the respective Chinese companies in which each is involved pursuant to a joint venture contract are made by the parties in the context of the Chinese business environment extant in the People's Republic of China. As such, there can be no assurance that the sources from which information is provided concerning such joint ventures are wholly reliable. Official statistics also may be produced on a basis different to that used in Western countries. Any of the representations and warranties contained herein therefore must be subject to some degree of inherent uncertainty due to doubts about the reliability of available information from and with regard to the respective joint ventures. Subject to the foregoing, to induce AFC to enter into this Agreement, CPFC represents and warrants the following:

      7.1.  General Representations.

      a. CPFC presently operates a Chinese joint venture business known as Green Food Peregrine Children's Food Company, Ltd. (Green Food), pursuant to a certain Interim Agreement by and between CPFC and China Peregrine Enterprises, Limited, a Texas Limited Partnership holding 68.5% of the joint
venture interests in Green Food.   To the best of CPFC's knowledge, CPEL has
in all material respects complied with and is now in all material respects in compliance with, all laws and regulations applicable to CPEL or the operation of Green Food. Except for permits or other licenses already held by Green Food and the approval by the appropriate governmental authorities of the transfer and assignment of CPEL's Green Food joint venture interests to CPFC, to the best of CPFC's knowledge, no other permit, license, order or approval of any authority is material to or necessary for the conduct of Green Food or CPFC's participation therein.

      b. To the best of CPFC's knowledge, there is no fact which CPFC has not disclosed to AFC which reasonably could be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations, properties or prospects of CPFC or Green Food, or the ability of CPFC to consummate the transactions contemplated herein.

      7.2  Representations and Warranties of CPFC With Respect to Green
Food.

      a. Joint Venture Duly Organized. Green Food is a limited liability company organized on April 13, 1993, in accordance with the laws of the People's Republic of China and, pursuant to its Business License, is authorized to engage in the business of the manufacture and sale of milk and food products.

      b. No Suits Pending or Imminent. To the best of CPFC's knowledge, there are no actions at law or equity or administrative proceedings pending against Green Food or in which Green Food is a plaintiff, defendant, petitioner, or respondent. Green Food does not propose to commence an action at law or equity or an administrative proceeding in which it will be a plaintiff or petitioner. There are no actions at law or equity or administrative proceedings pending in which it is anticipated that Green Food will join or be joined as a party.

      c. Joint Venture Interests. CPFC presently holds the rights to 68.5% of the joint venture interests in Green Food; upon the approval by the appropriate governmental authorities of CPEL's transfer and assignment of such Green Food joint venture interests to CPFC, CPFC will have full, complete, and absolute title to 68.5% of the issued and outstanding Joint Venture interests, free of any liens, encumbrances, or agreements of any kind, except the Green Food joint venture contract and the Articles of Association for Green Food.

      7.3  Representations and Warranties of CPFC With Respect its
Condition.

      a. Company Duly Organized. CPFC is a corporation organized in accordance with the laws of the State of Delaware and, in accordance with its Articles of Incorporation, is authorized to engage in the business of holding an interest in the Joint Venture Project. The copies of the Articles of Incorporation and By-Laws of CPFC, as amended to date, which have been furnished to AFC by CPFC, are correct and complete.

      b.  Company in Good Standing.   CPFC is a corporation in good
standing. All taxes currently due, including but not limited to income, trust, franchise, sales and excise taxes, have been paid. There are no pending actions or proceedings to limit or impair CPFC's power to engage in business or to dissolve CPFC.

      c.  Continuity of Operations.   CPFC shall use its best efforts in
connection with future fund raising to provide for and maintain the operation of its various business ventures including the Joint Venture Project which is the subject of the transaction contemplated herein.

      d.  Financial Condition.   As of the date hereof, CPFC has cash on
hand in excess of $200,000.00 and no current or long term liabilities; CPFC presently operates a joint venture business known as Green Food Peregrine Children's Food Company, Ltd. in the People's Republic of China and has rights to 68.5% of Green Food. The financial statements of Green Food as of December 31, 1996, and an unaudited June 30, 1997 balance sheet of Green Food, are annexed hereto as Schedule E and there is attached to this Agreement as Schedule F the most recent financial statements of CPFC consisting of a balance sheet as of June 30, 1997. The December 31, 1996 Green Food statement and the June 30, 1997 CPFC balance sheet are complete and correct and fairly represent the financial position of Green Food and CPFC, respectively, on the dates of such statements and the results of operations for the periods covered thereby. Except insofar as the aforesaid unaudited June 30, 1997 pro forma balance sheet of Green Food, prepared by CPFC from Green Food management reports for internal information purposes only, may reflect material changes to the financial condition of Green Food since December 31, 1996, to the best of CPFC's knowledge, there have been no changes in Green Food's financial condition as set out in its December 31, 1996 financial statement between the date thereof and June 30, 1997, except for those changes that have normally occurred in the regular course of Green Food's business.

      e. No Suits Pending or Imminent. There are no actions at law or equity or administrative proceedings pending against CPFC or in which CPFC is a plaintiff, defendant, petitioner, or respondent. CPFC does not propose to commence an action at law or equity or an administrative proceeding in which it will be a plaintiff or petitioner. There are no actions at law or equity or administrative proceedings pending in which it is anticipated that CPFC will join or be joined as a party.

      f. Compliance. CPFC has complied with all applicable securities laws, rules and regulations with respect to the fund raising activities engaged in by CPFC.

      g. Insurance. CPFC shall use its best efforts to obtain directors' and officers' insurance on a priority basis.

      h. Capitalization. The authorized capital stock of CPFC consists of 20,000,000 shares of Common Stock, $.001 par value, of which 5,020,000 shares are validly issued and outstanding, fully paid and nonassessable and 3,980,553 shares are reserved for issuance pursuant to outstanding warrants and options as identified on a schedule hereto and 5,000,000 shares of Preferred Stock, $.001 par value, of which 1,760,000 shares are validly issued and outstanding, fully paid and nonassessable. Except as set forth on a schedule hereto, there are no (i) outstanding warrants, options or other rights to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of CPFC or an subsidiary of CPFC;
(ii) other securities of CPFC directly or indirectly convertible into or exchangeable for shares of capital stock of CPFC; or (iii) other than Securities Laws restrictions on the transfer of CPFC's capital stock.

      i. Stockholder List. Attached as Schedule G is a true and complete list of the stockholders of CPFC, showing the number of shares of capital stock or other securities of CPFC held by each major stockholder as of the date of this Agreement.

      j. Authorization of Transaction; Issuance of Shares. The execution, delivery and performance of this Agreement and the Option Agreement referred to in Section 3.1 hereof have been duly authorized by all necessary corporate or other action of CPFC and each such agreement is the valid and binding obligation of CPFC, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditor's rights generally and to general principles of equity. The issuance of CPFC's common stock and options to AFC pursuant to the terms of this Agreement shall be duly and validly authorized, and no further approval or authority of the stockholders or the directors of CPFC will be required for the issuance of the common stock and options as contemplated by this Agreement. When issued to AFC, the common stock of CPFC will be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances.

      k. Approvals; Compliance With Laws. CPFC is not in violation of its Charter or by-laws as of the date hereof. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (i) do not require any approval or consent of, or filing with, and governmental agency or authority in the United States of America or otherwise which has not been obtained and which is not in full force and effect as of the date hereof, (ii) will not conflict with or constitute a breach or violation of the Charter or by-laws of CPFC or of any material agreement to which CPFC or its assets is subject, and (iii) will not result in a violation of any law or regulation to which it or its assets is subject.

      l. Offering Memorandum. The Offering Memorandum of CPFC, dated March 12, 1997, attached hereto as Schedule H describes all material aspects of the business of Green Food and CPFC. The factual information contained therein is correct in all material respects, the assumptions are reasonable, and the projections are, to the best knowledge of CPFC, reasonably attainable within the periods indicated as of March 12, 1997.

      8.  Securities Issued As Consideration.

      8.1. Unregistered Stock. A registration statement for the securities issued as consideration for the transaction herein is not in effect. To avoid violation of the Securities Act of 1933, as amended, CPFC may require a written commitment from AFC before delivery of the certificate or certificates for the securities issued pursuant to Paragraph 3.1 herein.
The commitment shall be in a form prescribed by CPFC and will state that it is the intent of AFC to acquire the securities for investment only and not with the intent of transferring or reselling same; that AFC has been informed that the securities may be "restricted" pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the securities may only be made in conformity with Rule 144, the Securities Act of 1933, as amended, or other federal statute, rule, or regulation. CPFC may place a legend on the face of the certificate or certificates in accordance with this commitment and may refuse to permit transfer of the securities unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.

      8.2.  Non Tradable Stock.   The parties acknowledge and agree that  no
representations or assurances have been made or given concerning whether such securities referenced herein are tradable or, if tradable, the price at which such may be traded; notwithstanding the foregoing, CPFC shall use its best efforts, within the bounds of applicable securities laws, to promote the creation of a trade market for such shares through the registration of the securities referred to herein.

      8.3. Registration Covenant. With respect to the securities referenced in this Agreement, CPFC agrees to provide for the participation of AFC in any future registration statement that CPFC may file with respect to its common stock. CPFC shall use its best efforts, within the bounds of applicable securities laws, to register its securities to facilitate the creation of a public trading market for such securities as soon as practicable. All expenses associated with such registration statement shall be the responsibility of CPFC, including those expenses attributable to the participation of AFC in such registration statement. AFC shall not have the right to cause CPFC to initiate and prosecute such registration statement upon the specific demand of AFC, nor should anything contained herein be deemed to provide or create such right. The Registration Rights granted hereby are subject to and governed by the following:

      a. If at any time or times CPFC shall determine to register any of its securities under the Act and in connection therewith CPFC may lawfully register any of the Registrable Securities, CPFC will promptly give written notice thereof to the Holders. Upon the written request of the Holder within thirty days after receipt of any such notice from CPFC, CPFC will, except as herein provided, cause all Registrable Securities which the Holders have requested to be registered to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition of the Registrable Securities. However nothing herein shall prevent CPFC from at any time abandoning or delaying any registration.

      b. If any registration pursuant to this Article shall be underwritten in whole or in part, CPFC may require that the Registrable Securities requested for inclusion pursuant to this Article be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all the securities that all selling stockholders with a contractual right to participate in such offering request to be included in such offering would materially reduce the number of shares to be offered by CPFC or materially interfere with the successful marketing of the shares of stock offered by CPFC, then CPFC shall only be required to include in the offering so many of the Registrable Securities as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all such selling stockholders according to the total amount of securities owned by them).

      c. With respect to any registration pursuant hereto, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified below) in connection therewith shall be borne by CPFC, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes. The fees, costs and expenses of registration to be borne by CPFC as provided herein shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for CPFC, fees and disbursements of counsel for the underwriter or underwriters of such securities (if CPFC and/or selling security holders are required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering; fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

      d. Each Holder holding Registrable Securities included in any Registration Statement pursuant to this Article shall furnish to CPFC such information regarding such holder and the distribution proposed by such holder as CPFC may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance process.

      e. For purposes of this Agreement the following terms shall have the indicated respective meanings:

          "Act" means the Securities Act of 1993, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

          "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the United States securities laws.

          "Common Stock" shall mean the $.001 par value voting common stock of CPFC.

          "Holders" shall mean AFC and any recipients of the shares of CPFC to be issued to AFC pursuant to this Agreement, including, but not limited to, the shareholders of American China Enterprises, Inc., who may receive such shares by way of a dividend or distribution.

          "Registrable Securities" means (i) the shares issued to AFC pursuant to this Agreement and (ii) any other shares of Common Stock of CPFC issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization mergers, consolidations, or similar events); provided, however, that any shares previously sold by a Purchaser to the public pursuant to a registered public offering or pursuant to Rule 144 under the Act shall cease to be Registrable Securities.

          "Registration Statement" means a registration statement (other than a registration statement Form S-8 solely with respect to employee benefits plan, or on Form S-4 solely with respect to Rule 145 transactions, or any successor form or forms used for the purpose specified by such forms) filed by CPFC with the Commission under the Act for a public offering and sale of securities of CPFC.

      8.4  Right of Participation in Stockholder Sales ("Co-sale").   If (i)
any individual stockholder of CPFC ("the Corporation") in a management position with the Corporation who holds more than one percent (1%) of the issued and outstanding capital stock of the Corporation proposes to sell his or her stock, which stock represents in excess of fifty percent (50%) of the aggregate shares held by such Selling Stockholder, or (ii) any corporate stockholder listed in Schedule G herein, which corporate stockholder holds more than one percent (1%) of the issued and outstanding presently restricted capital stock of the Corporation proposes to sell its stock, which stock represents in excess of fifty percent (50%) of the aggregate shares held by such Selling Stockholder, or (iii) a group of such management and/or such corporate stockholders acting together or pursuant to a common plan proposes to sell stock, which stock represents in excess of fifty percent (50%) of the aggregate shares held by such Selling Stockholders, AFC and any recipients of the shares of CPFC to be issued to AFC pursuant to this Agreement, including, but not limited to, the Shareholders of American China Enterprises, Inc. who may receive such shares by way of a dividend or distribution (each an "Offeree Stockholder") shall have the right to participate in such sale to the extent provided in this Article.

      a. Notice and Election. Not less than thirty (30) days prior to any such proposed sale of Stock, the Selling Stockholder(s) shall give each of the Offeree Stockholders written notice of the Selling Stockholder(s) desire to proceeds with the proposed sale, which notice shall include the name of the proposed transferee, the number and class of shares of Stock which the Selling Stockholder(s) desire to sell (the "Tag Along Amount") and the terms and conditions of the proposed transfer (the "Tag Along Notice"). Any Offeree Stockholder who wishes to participate in a sale pursuant to a valid Tag Along Notice (a "Participating Stockholder") shall give the Selling Stockholder(s) written notice of the Participating Stockholder's election to participate not later than fifteen (15) days prior to the proposed sale, specifying the number of shares of Stock which such Participating Stockholder desires to sell.

      b. Number of Offeree Shareholder Shares to be Sold. If any Stockholder elects to participate in the sale, the Selling Stockholder(s) shall not sell any Stock in such transaction unless the purchaser thereof at the same time, purchases from each Participating Stockholder (on terms and conditions no less favorable to the Offeree Stockholders than as set forth in the Tag Along Notice and on the same terms and conditions as purchased from the Selling Stockholder(s)), that number of shares of Stock at least equal to the lesser of:

      (i) the total number of shares of Stock which the Participating Stockholder specified that the Participating Stockholder desires to sell (the "Desired Amount"); or

      (ii) a percentage of the Tag Along Amount equal to a fraction of which (x) the numerator is the Desired Amount and (y) the denominator is the sum of (A) the Tag Along Amount plus (B) the Desired Amounts of all Participating Stockholders.

      9. Agreement Not Assignable. This Agreement may not be assigned by any party without the written consent of the other parties.

      10. Counterparts. This Agreement may be executed in several and separate counterparts which, collectively, shall constitute the operative Agreement among the parties.

      11. Law Governing. This Agreement shall be governed by the laws of the State of Delaware, without consideration of choice of law principles.

      12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a written amendment executed by both parties. The waiver by any party of a breach of any provision of this Agreement shall not be a waiver of any subsequent breach.

      IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.


                                  CHINA PEREGRINE FOOD CORPORATION



                                  By /s/ Paul Downes
                                     ------------------------------
                                     Paul Downes,  Chairman



                                  AMERICAN FLAVORS CHINA, INC.



                                  By /s/ Florence Sender
                                     ------------------------------
                                     Florence Sender
                                     Chairman and Chief Executive Officer